Exhibit 99.5

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”) is made and entered into this 30th  day of November, 2009 (the “Effective Date”), by and between Triangle Petroleum Corporation, a Nevada corporation (including its successors, the “Corporation”), and Mark Gustafson (“MG”).

WHEREAS, MG, is the Corporation’s Chief Executive Officer and Chairman of the Board of Directors;

WHEREAS, the Corporation has entered into a Memorandum of Understanding with MG and Palo Alto Global Energy Master Fund, L.P., dated November 30th, 2009 (the “MOU”);

WHEREAS,  pursuant to the MOU, the Corporation will effect a change in the management and a majority of the Board of Directors;

WHEREAS, pursuant to the MOU, the Corporation and MG are entering into this Agreement;

             NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Resignation.  The parties hereby agree that the employment arrangement between MG and the Corporation pursuant to which MG serves as the Corporation’s Chief Executive Officer is terminated as of the Effective Date. Except as expressly provided in this Agreement, all rights and obligations of MG and the Corporation with respect to MG’s employment with the Corporation are duly and effectively terminated as of the Effective Date.  As of the Effective Date, MG resigns from the Corporation’s Board of Directors and as an officer and director of the Corporation’s subsidiaries.  After the Effective Date, MG agrees to cooperate with the Corporation as is reasonably necessary to assist on transitional issues.  As of the Effective Date, MG agrees that he shall not represent to any third party that he is acting as an officer or director of the Corporation.

2. Treatment of Options.  As of the Effective Date, the options granted to MG under the 2005 stock option plan shall be cancelled and the options granted to MG during calendar year 2009 shall immediately vest and be exercisable by MG for a period of one year from the Effective Date.

3.  Benefits.  Except as provided or referenced herein, or under applicable law, MG will not be eligible for any compensation or employer-sponsored benefits after the Effective Date.

4. Payment to MG. On the Effective Date, the Corporation shall pay MG the sum of $250,000, which represents severance payment and all accrued but unused vacation and sick/personal time, which shall be delivered to MG pursuant to wiring instructions provided by MG to the Corporation.

5. Corporation Property. MG warrants that he has returned to the Corporation; or will return to the Corporation on or before the Effective Date, all credit cards, computers, telecommunications equipment and keys.

6. Mutual Non-Disparagement.  MG, solely on behalf of himself and his estate, and the Corporation, for itself and on behalf of its officers, directors, partners, managers, members, employees, agents, and attorneys, with regard to MG and his employment with the Corporation and his service to the Corporation, expressly acknowledge, agree, and covenant that they will not make any statements, comments, or communications that could constitute disparagement of one another or that may be considered to be derogatory or detrimental to the good name or business reputation of one another; provided, however, that the terms of this Section shall not apply to communications between MG and his spouse, mental health professional, clergy, or attorneys, to any statement, testimony or response he is asked to provide in any legal or arbitral proceeding or investigation or to any statement he makes to enforce or defend his rights under this Agreement.  Similarly, the terms of this Section shall not apply to communications between the Corporation and its attorneys, to any statement, testimony or response any of its agents is asked to provide in any legal or arbitral proceeding or investigation or to any statement any of its agents makes to enforce or defend the Corporation’s  rights under this Agreement.  Where applicable, this mutual non-disparagement covenant applies to any public or private statements, comments, or communications in any form, whether oral, written, or electronic. The parties further agree that they will not in any way solicit any such statements, comments, or communications.

7.  Mutual Release.

a. MG, for himself and his estate, forever releases and discharges the Corporation and the Corporation’s, executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, partners, members, shareholders, agents, control persons, past and present employees, insurers, and assigns (collectively the “Corporation’s Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Corporation’s Parties other than MG’s rights and the Corporation’s obligations under this Agreement that MG or his heirs, executors, administrators, or agents and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

MG EXPRESSLY ACKNOWLEDGES THAT THE CONSIDERATION SET FORTH IN THIS AGREEMENT CONSTITUTES ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE.

b. The Corporation and its subsidiaries forever releases and discharges MG and his executors, administrators, agents and assigns (collectively the “MG Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the MG Parties other than the Corporation’s rights and MG’s obligations under this Agreement that the Corporation ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Agreement.

8.  Confidentiality.

a.            The parties hereto agree that the terms and conditions of this Agreement are confidential and further agree that they shall not divulge the terms of this Agreement to third parties generally, except as required by applicable law or to enforce this Agreement or to defend against a claim related thereto and except that the parties may reveal such terms to their respective accountants, legal counsel and other professional advisors. In the event this covenant of confidentiality is breached, the Corporation and MG may pursue legal remedies for any damage arising from a breach of this provision. The parties agree that any press release or other public disclosure relating to the contents of this Agreement shall be mutually acceptable to both parties hereto. Notwithstanding the foregoing, the Corporation shall be under no obligation to reach agreement with MG on the contents of any such public announcement or disclosure required by applicable law, rule or regulation, including, but not limited to, any public announcement or disclosure required by federal or state securities laws, rules or regulations.  Notwithstanding the above, the parties may make any disclosure required by law, subpoena, regulation or governing authority, including disclosure required by a self-regulatory organization such as the NASD or the Securities and Exchange Commission and to their respective lawyers and accountants.  MG hereby authorizes the Corporation to disclose the terms and conditions of this Agreement in any filings it makes with the Securities and Exchange Commission and authorizes the Corporation to file this Agreement as an exhibit to any filings it makes with the Securities and Exchange Commission.

b. MG possesses and will continue to possess information that has been created, discovered, or developed by, or otherwise become known to, MG (including, without limitation, information created, discovered, developed or made known by MG during the period of or arising out of MG’s affiliation with the Corporation, whether before or after the date hereof) or in which property rights have been or may be assigned or otherwise conveyed to the Corporation, information which has commercial value in the business in which the Corporation is engaged and is treated by the Corporation as confidential.  All such information is hereafter called “Proprietary Information”, which term, as used herein, shall also include, but shall not be limited to, systems, processes, formulae, data, functional specifications, computer programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, unpublished financial statements, budgets, projections, licenses, prices, costs, customer and supplier lists, oil and gas prospects, prospect leads and exploration strategies consisting of maps, written material, leasehold schedules, engineering analysis, seismic data processing, geological and geophysical data, maps, models and interpretations, notes, memoranda, records, analyses, test results, surveys and applications for governmental approvals.  Proprietary Information has been obtained and developed by the Corporation at its sole expense and is the sole and exclusive property of the Corporation. MG neither has nor shall have any right, title or interest herein.  MG hereby assigns to the Corporation any rights he may have or acquire in Proprietary Information.  MG agrees that at all times after the Effective Date he will not, directly or indirectly, use, divulge, furnish or make accessible to anyone, for any purpose whatsoever, any Proprietary Information of the Corporation, unless and to the extent that the Proprietary Information becomes generally know to and available for use by the public other than as a result of MG’s acts or omissions to act.

9.  Cooperation.

a.  MG agrees to give reasonable cooperation, at the Corporation's request, in any pending or future litigation, regulatory proceeding or arbitration brought against the Corporation or any of its affiliates and in any investigation the Corporation or any of its affiliates may conduct. The Corporation shall reimburse MG for all expenses reasonably incurred by him in compliance with this Section but shall not reimburse MG for his time spent in compliance with this Section.  Furthermore, MG agrees, in the event he receives a court or administrative order, subpoena, request for interview or similar demand regarding the Corporation, including, but not limited to, from a regulatory or law enforcement agency, he shall, except to the extent he is advised not to do so by his legal counsel, immediately inform the Corporation in writing of his receipt of such subpoena request or similar demand.

b. The Corporation agrees to cause its employees, officers, directors, agents and other representatives to give reasonable cooperation, at MG’s request, in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal investigative or other), whether instituted by the any governmental agency, the NASD, NYSE, SEC, stockholder of the Corporation, or any other party, or any inquiry or investigation that MG  in good faith believes might lead to the institution of any such action, suit or proceeding (“Claims”) brought against MG.

10. Acknowledgement of Consideration. MG acknowledges that the only consideration that he has received for executing this Agreement is the consideration set forth in this Agreement and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to MG by the Corporation to cause him to agree to the terms of this Agreement.  MG acknowledges that other than as specifically set forth herein he has no claims for money due from the Corporation.

11. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Corporation to:

Triangle Petroleum Corporation
Suite 1250, 521 - 3 Avenue SW
Calgary, Alberta, T2P 3T3
Canada
Attention:  Chief Executive Officer
Fax No. 403-262-4472

If to MG:  Mark Gustafson

or at such other place as may be designated by a party in writing by like notice.

12. Further Assurances  Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

13. Headings The section headings contained herein are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

14. Counterparts.  This Agreement may be executed in counterparts, it being understood that such counterparts, taken together, shall constitute but one and the same agreement.  A facsimile signature shall constitute an original signature.

15. Governing Law, Venue, Waiver of Jury Trial   This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to, matters of validity, construction, effect and performance. The parties hereto hereby consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and waive any contention that such court is an improper venue for the enforcement of this Agreement.  Each of the parties irrevocably waives any right it may have to a trial by jury in any such action, suit or proceeding.

16. Entire Agreement   This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties pertaining to the subject matter hereof, whether oral, implied or written.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

17. Interpretation. The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires.

19. No Amendment/Waiver.  This Agreement may not be amended or modified in any manner nor may any of its provisions be waived except by written amendment executed by the parties expressly indicating the parties’ intention to so amend or modify this Agreement.  Any such amendment, modification or waiver shall be effective only in the specific instance and for the purpose for which it was given.

20. Non-Assignability.  The obligations of MG and the Corporation hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

21. Severability.  The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

22. No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

23. Third Party Beneficiaries.   MG’s estate and heirs are intended third party beneficiaries of MG’s rights and the Corporation’s obligations hereunder.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ SHAUN TOKER
Name: Shaun Toker
Title: Chief Financial Officer

/s/ MARK GUSTAFSON
Mark Gustafson